EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FIRST QUARTER 2017 RESULTS

VERO BEACH, Fla. (April 27, 2017) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended March 31, 2017.

First Quarter 2017 Highlights

	Net income of $2.4 million, or $0.07 per common share, which consists of:
	Net interest income of $25.6 million, or $0.77 per common share
	Total expenses of $2.4 million, or $0.07 per common share
	Net realized and unrealized losses of $20.7 million, or $0.63 per share, on RMBS and derivative instruments
	First quarter total dividends declared and paid of $0.42 per common share
	Book value per share of $9.75 at March 31, 2017

0.7% economic gain on common equity for the quarter, or 2.8% annualized, comprised of $0.42 dividend per common share and $0.35 decrease in net book value per common share, divided by beginning book value per share

	Company to discuss results on Friday, April 28, 2017, at 10:00 AM ET
	Supplemental materials to be discussed on the call can be downloaded from the Company's website

Details of First Quarter 2017 Results of Operations

The Company reported net income of $2.4 million for the three month period ended March 31, 2017, compared with net loss of $4.6 million for the three month period ended March 31, 2016.  The first quarter net income included net interest income of $25.6 million, net portfolio losses of $20.7 million (which includes realized and unrealized losses (losses) on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $1.7 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.5 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of December 31, 2016, approximately 54% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At March 31, 2017, the allocation to the PT RMBS had decreased by 2% to approximately 52%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - December 31, 2016	$2,874,215	$69,726	$78,233	$147,959	$3,022,174
Securities purchased	1,682,894	43,498	10,848	54,346	1,737,240
Securities sold	(1,369,585)	-	(38,088)	(38,088)	(1,407,673)
Losses on sales	(910)	-	(440)	(440)	(1,350)
Return of investment	n/a	(5,859)	(2,668)	(8,527)	(8,527)
Pay-downs	(64,889)	n/a	n/a	n/a	(64,889)
Premium lost due to pay-downs	(4,653)	n/a	n/a	n/a	(4,653)
Mark to market losses	(9,412)	(151)	(742)	(893)	(10,305)
Market value - March 31, 2017	$3,107,660	$107,214	$47,143	$154,357	$3,262,017

The tables below present the allocation of capital between the respective portfolios at March 31, 2017 and December 31, 2016, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2017.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 2.1% and 0.8%, respectively, for the first quarter of 2017.  The combined portfolio generated a return on invested capital of approximately 1.5%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2017
Market value	$3,107,660	$107,214	$47,143	$154,357	$3,262,017
Cash	112,723	-	-	-	112,723
Borrowings(1)	(3,050,608)	-	-	-	(3,050,608)
Total	$169,775	$107,214	$47,143	$154,357	$324,132
% of Total	52.4%	33.1%	14.5%	47.6%	100.0%
December 31, 2016
Market value	$2,874,215	$69,726	$78,233	$147,959	$3,022,174
Cash	94,425	-	-	-	94,425
Borrowings(2)	(2,793,705)	-	-	-	(2,793,705)
Total	$174,935	$69,726	$78,233	$147,959	$322,894
% of Total	54.2%	21.6%	24.2%	45.8%	100.0%

(1)
At March 31, 2017, there were outstanding repurchase agreement balances of $63.8 million and $33.6 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)
At December 31, 2016, there were outstanding repurchase agreement balances of $33.3 million and $45.5 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended March 31, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$23,057	$541	$1,998	$2,539	$25,596
Realized and unrealized losses	(14,975)	(151)	(1,182)	(1,333)	(16,308)
Derivative losses	(4,419)	n/a	n/a	n/a	(4,419)
Total Return	$3,663	$390	$816	$1,206	$4,869
Beginning Capital Allocation	$174,935	$69,726	$78,233	$147,959	$322,894
Return on Invested Capital for the Quarter(1)	2.1%	0.6%	1.0%	0.8%	1.5%
Average Capital Allocation(2)	$172,355	$88,470	$62,688	$151,158	$323,513
Return on Average Invested Capital for the Quarter(3)	2.1%	0.4%	1.3%	0.8%	1.5%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended March 31, 2017, Orchid received $73.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 9.9%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
March 31, 2017	7.5	14.3	9.9
December 31, 2016	9.7	18.4	12.2
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of March 31, 2017 and December 31, 2016:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2017
Adjustable Rate RMBS	$1,947	0.1%	3.52%	215	1-Sep-35	3.22	10.04%	2.00%
Fixed Rate RMBS	3,061,957	93.9%	4.33%	338	1-Mar-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	43,756	1.3%	2.55%	310	1-Aug-43	70.01	7.55%	2.00%
Total Mortgage-backed Pass-through	3,107,660	95.3%	4.31%	337	1-Mar-47	NA	NA	NA
Interest-Only Securities	107,214	3.3%	3.74%	266	25-Dec-45	NA	NA	NA
Inverse Interest-Only Securities	47,143	1.4%	5.26%	326	25-Feb-47	NA	6.22%	NA
Total Structured RMBS	154,357	4.7%	4.20%	284	25-Feb-47	NA	NA	NA
Total Mortgage Assets	$3,262,017	100.0%	4.30%	335	1-Mar-47	NA	NA	NA
December 31, 2016
Adjustable Rate RMBS	$2,062	0.1%	3.50%	219	1-Sep-35	5.67	10.05%	2.00%
Fixed Rate RMBS	2,826,694	93.5%	4.21%	325	1-Dec-46	NA	n/a	n/a
Hybrid Adjustable Rate RMBS	45,459	1.5%	2.55%	313	1-Aug-43	73.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,874,215	95.1%	4.19%	324	1-Dec-46	NA	NA	NA
Interest-Only Securities	69,726	2.3%	3.59%	235	25-Apr-45	NA	n/a	n/a
Inverse Interest-Only Securities	78,233	2.6%	5.40%	338	25-Dec-46	NA	6.14%	n/a
Total Structured RMBS	147,959	4.9%	4.55%	290	25-Dec-46	NA	NA	n/a
Total Mortgage Assets	$3,022,174	100.0%	4.20%	323	25-Dec-46	NA	NA	NA

($ in thousands)
	March 31, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,491,752	76.4%	$2,226,893	73.7%
Freddie Mac	761,590	23.3%	785,496	26.0%
Ginnie Mae	8,675	0.3%	9,785	0.3%
Total Portfolio	$3,262,017	100.0%	$3,022,174	100.0%

	March 31, 2017	December 31, 2016
Weighted Average Pass-through Purchase Price	$108.26	$108.64
Weighted Average Structured Purchase Price	$14.52	$15.39
Weighted Average Pass-through Current Price	$107.19	$107.14
Weighted Average Structured Current Price	$14.58	$15.49
Effective Duration (1)	3.495	4.579
(1)
Effective duration of 3.495 indicates that an interest rate increase of 1.0% would be expected to cause a 3.495% decrease in the value of the RMBS in the Company's investment portfolio at March 31, 2017.  An effective duration of 4.579 indicates that an interest rate increase of 1.0% would be expected to cause a 4.579% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of March 31, 2017, the Company had outstanding repurchase obligations of approximately $3,050.6 million with a net weighted average borrowing rate of 1.01%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,244.3 million and cash pledged to counterparties of approximately $4.4 million. The Company's leverage ratio at March 31, 2017 was 9.2 to 1. At March 31, 2017, the Company's liquidity was approximately $125.3 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2017.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Wells Fargo Bank, N.A.	$423,078	13.8%	0.98%	$23,102	11
Citigroup Global Markets, Inc.	286,584	9.4%	1.04%	28,586	27
ICBC Financial Services, LLC	240,705	7.9%	1.04%	12,885	43
J.P. Morgan Securities LLC	231,617	7.6%	1.11%	18,241	13
RBC Capital Markets, LLC	229,689	7.5%	0.98%	12,399	12
Cantor Fitzgerald & Co.	228,461	7.5%	0.91%	12,440	18
Mitsubishi UFJ Securities (USA), Inc.	207,082	6.8%	0.86%	11,237	21
South Street Securities, LLC	172,080	5.6%	0.98%	9,130	7
ED&F Man Capital Markets Inc.	153,325	5.0%	0.99%	8,374	59
KGS-Alpha Capital Markets, L.P.	149,426	4.9%	1.06%	14,056	44
Merrill Lynch, Pierce, Fenner & Smith Inc	149,096	4.9%	0.99%	5,067	17
Daiwa Capital Markets America, Inc.	123,675	4.1%	1.01%	6,638	13
Goldman Sachs & Co.	111,342	3.6%	1.12%	9,059	70
Guggenheim Securities, LLC	81,432	2.7%	1.05%	4,609	78
FHLB-Cincinnati	80,435	2.6%	1.04%	2,963	3
Natixis, New York Branch	72,100	2.4%	0.93%	3,910	6
Nomura Securities International, Inc.	65,701	2.2%	1.05%	3,592	38
Mizuho Securities USA, Inc.	44,780	1.5%	1.21%	6,720	17
Total / Weighted Average	$3,050,608	100.0%	1.01%	$193,008	25

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At March 31, 2017, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at March 31, 2017.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2017	$866,667	1.53%	1.44%	$(556)
2018	1,000,000	1.84%	1.83%	(91)
2019	1,000,000	2.09%	2.20%	1,050
2020	925,000	2.62%	2.43%	(1,767)
Total / Weighted Average	$953,333	2.06%	2.02%	$(1,364)

Treasury Note Futures Contracts (Short Positions)(2)
June 2017 10 year T-Note futures
(June 2017 - June 2027 Hedge Period)	$465,000	2.22%	2.20%	$(2,347)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $124.56 at March 31, 2017. The nominal contract value of the short position was $579.2 million.

The table below presents information related to the Company's interest rate swap positions at March 31, 2017.
($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$600,000	1.05%	1.04%	$12,430	2.9
> 3 to ≤ 5 years	200,000	2.14%	1.15%	(1,397)	4.9
	$800,000	1.32%	1.07%	$11,033	3.4

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017 - YTD(1)	0.560	18,942
Totals	$7.715	$126,383

(1)
On April 12, 2016, the Company declared a dividend of $0.14 per share to be paid on May 10, 2016.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of March 31, 2017.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through March 31, 2017.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(10.6)%	7.6%
Third Quarter 2013	(2.2)%	0.5%	(2.7)%
Fourth Quarter 2013	3.3%	(0.2)%	3.5%
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
First Quarter 2014	(2.9)%	4.3%	(7.2)%
Second Quarter 2014	9.0%	7.1%	1.9%
Third Quarter 2014	5.8%	1.2%	4.6%
Fourth Quarter 2014	2.5%	2.3%	0.2%
2014 Total Return	13.6%	15.2%	(1.6)%
First Quarter 2015	2.7%	0.2%	2.5%
Second Quarter 2015	0.4%	(1.7)%	2.1%
Third Quarter 2015	(2.2)%	(2.6)%	0.4%
Fourth Quarter 2015	3.2%	(1.1)%	4.3%
2015 Total Return	3.8%	(2.9)%	6.7%
First Quarter 2016	(1.8)%	(2.0)%	0.2%
Second Quarter 2016	2.5%	3.1%	(0.6)%
Third Quarter 2016	7.1%	5.2%	1.9%
Fourth Quarter 2016	(6.2)%	(5.7)%	(0.5)%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017(5)	0.8%	N/A	N/A
One Year Return - 4/1/16 - 3/31/17(5)	3.8%	N/A	N/A
Two Year Return - 4/1/15 - 3/31/17(5)	2.8%	N/A	N/A
Three Year Total Return - 4/1/14 -3/31/17(5)	23.4%	N/A	N/A
ORC IPO to First Quarter 2016 - 3/31/13 - 3/31/17(4)(5)	14.8%	N/A	N/A

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of April 27, 2017, earnings data for the first quarter of 2017 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at March 31, 2017 was $9.75.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At March 31, 2017, the Company's stockholders' equity was $334.2 million with 34,270,126 shares of common stock outstanding.

Stock Offerings

On February 23, 2017, Orchid entered into a fifth equity distribution agreement (the "February 2017 Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  The February 2017 Equity Distribution Agreement replaced the July 2016 Equity Distribution Agreement. Through March 31, 2017, the Company issued a total of 1,286,196 shares under the February 2017 Equity Distribution Agreement for aggregate proceeds of approximately $12.8 million, net of commissions and fees. After March 31, 2017, the Company issued an additional 594,784 shares under the February 2017 Equity Distribution Agreement for aggregate proceeds of approximately $6.0 million, net of commissions and fees.

Management Commentary

As the year 2017 unfolded, risk markets and particularly the equity markets were buoyed by optimism stemming from developments in Washington generated by the incoming Trump administration.  The President-elect made every effort to let the world and markets know that a Trump administration was going to be very pro-business, and pursue an aggressive legislative agenda that encompassed health-care reform, tax reform, infrastructure projects and regulatory relief. As various cabinet nominations were announced, most of which were from the business world, and the new President continuously met with leaders of most major industries, the equity and risk markets continued to rally, setting new all-time highs in the case of the Dow Industrials and S&P 500 in early March.  Optimism was so high that when the Federal Reserve raised the Fed Funds Rate by 25 bps at their March meeting the markets reacted calmly. By quarter end, the treasury curve in the US was close to unchanged from year end 2016 levels.  The 10-year point of the curve was less than 5 bps lower in yield and short rates were slightly higher – approximately 6.5 bps in the case of the 2 year note and just over 30 bps in the case of the 1 month bill.

Various members of the Federal Open Market Committee and Fed governors have increasingly discussed the reduction of the Fed's balance sheet as the next phase of the removal of monetary accommodation, in addition to increasing the Fed Funds Rate.  Members of the Fed have indicated that this reduction in the Fed's balance sheet would be accomplished by tapering the reinvestment of the paydowns they receive on its MBS holdings and maturities of the treasury and agency debt holdings. The market, particularly the MBS market, is keenly focused on the timing and extent of a reduction in Fed purchases. The prospect of the largest source of demand for agency MBS reducing its purchases has caused agency MBS assets to cheapen to comparable duration treasuries.  Further, the flattening of the US treasury yield curve described above also negatively impacted MBS asset valuations, as the prospects for net interest income from owning the assets diminished.  Prepayment speeds moderated during the quarter with the combination of the typical seasonal slowdown coupled with substantially higher mortgage rates versus levels prior to the election.  Prepayment speeds appear to have hit their trough in February – based on the report released in March – before picking up again slightly in March – based on the report released in April.

These developments in the rates and MBS markets caused both our PT RMBS and structured RMBS to incur mark to market losses for the quarter.  In the case of structured RMBS, both IO and IIO securities had negative mark to market losses.  However, these mark to market losses were not enough to prevent all three asset types from generating positive returns for the quarter. The flattening of the treasury yield curve resulted in negative mark to market losses on our Euro Dollar positions as well as our 10-year treasury note futures position.  The total realized and unrealized losses for the quarter – on assets as well as hedge positions - was ($20.7) million, or ($0.63) per common share.  Due to slower prepayment rates, changes in the mix of IO's in the portfolio and slightly higher leverage the portfolio generated increased net interest income versus the prior quarter.  We executed several trades to reposition the portfolio slightly which resulted in a slightly higher weighted average coupon and slightly lower weighted average purchase price. We increased our capital allocation to structured RMBS in the first quarter and added better up rate protection as well.  These changes, in conjunction with changes to our TBA shorts, where we lowered the weighted average coupon of the short position, allowed us to increase our leverage slightly while maintaining what we believe to be a similar risk profile to interest rate shocks.

The early days of the second quarter of 2017 have been quite volatile.  The 10-year T-Note rallied approximately 40 bps from March 13, 2017 through April 18, 2017.  This was caused by a combination of geo-political events, softer economic data and a lack of progress by the Trump administration on its legislative agenda.  The market has since reversed some of this move. However, it is unclear which direction the markets will go from here.  The success or failure of the Trump administration with its legislative agenda will play a key role in determining this outcome, as will the incoming economic data.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, April 28, 2017, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 11263288.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until May 28, 2017.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the effect of actions of the U.S. government, including the Fed and fiscal policy changes by the Trump administration, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of March 31, 2017, and December 31, 2016, and the unaudited quarterly results of operations for the three months ended March 31, 2017 and 2016.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	March 31, 2017	December 31, 2016
ASSETS:
Total mortgage-backed securities	$3,262,017	$3,022,174
Cash, cash equivalents and restricted cash	112,723	94,425
Accrued interest receivable	13,188	11,512
Derivative assets, at fair value	12,430	10,365
Other assets	750	218
Total Assets	$3,401,108	$3,138,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,050,608	$2,793,705
Derivative liabilities, at fair value	3,633	1,982
Accrued interest payable	1,990	1,826
Due to affiliates	828	566
Dividends payable	4,799	4,616
Other liabilities	5,038	3,220
Total Liabilities	3,066,896	2,805,915
Total Stockholders' Equity	334,212	332,779
Total Liabilities and Stockholders' Equity	$3,401,108	$3,138,694
Common shares outstanding	34,270,126	32,962,919
Book value per share	$9.75	$10.10

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2017	2016
Interest income	$32,311	$20,466
Interest expense	(6,715)	(3,319)
Net interest income	25,596	17,147
Losses	(20,727)	(19,558)
Net portfolio income (loss)	4,869	(2,411)
Expenses	2,420	2,180
Net income (loss)	$2,449	$(4,591)
Basic and diluted net income (loss) per share	$0.07	$(0.21)
Dividends Declared Per Common Share:	$0.42	$0.42
Weighted average shares outstanding	33,069,064	21,756,065

	Three Months Ended March 31,
Key Balance Sheet Metrics	2017	2016
Average RMBS(1)	$3,142,095	$2,067,527
Average repurchase agreements(1)	2,922,157	1,962,901
Average stockholders' equity(1)	333,496	246,517
Leverage ratio(2)	9.2:1	8.1:1

Key Performance Metrics
Average yield on RMBS(3)	4.11%	3.96%
Average cost of funds(3)	0.92%	0.68%
Average economic cost of funds(4)	1.36%	1.07%
Average interest rate spread(5)	3.19%	3.28%
Average economic interest rate spread(6)	2.75%	2.89%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.   At March 31, 2016, the $21.5 million of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.